Exhibit 99.2

1 Confidential Information. Do Not Distribute. 1 Confidential Information. Do Not Distribute. Growth Capital Raise Corporate Update June 17, 2025

Forward-Looking Statements

This presentation contains forward-looking statements, including statements about the expected timing of the closing of the proposed offering of preferred stock and the continued execution of PureCycle's business plan; the expected growth in the number of PureCycle's facilities, including the timing of such growth and the expected production capacities of PureCycle's future facilities; the expected scale, efficiency, and financial gains from each new facility, and the expected benefits from certain future facilities. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or PureCycle's future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of PureCycle's management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this presentation. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled "Risk Factors" in each of PureCycle's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and PCT's ability to complete the offering of preferred stock on the anticipated timing or at all; PureCycle's Quarterly Reports on Form 10-Q for various quarterly periods, those discussed and identified in other public filings made with the Securities and Exchange Commission by PureCycle and the following: PCT's ability to complete the offering of preferred stock on the anticipated timing or at all; PCT's ability to obtain funding for its operations and future growth and to continue as a going concern; PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT's PureFive resin in food-grade applications (including in the United States, Europe, Asia, and other future international locations); PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the PureFive resin and PCT's facilities (including in the United States, Europe, Asia, and other future international locations); expectations and changes regarding PCT's strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT's ability to invest in growth initiatives; the ability of PCT's first commercial-scale recycling facility, the Ironton Facility, to be appropriately certified by Leidos Engineering, LLC, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner, or at all; PCT's ability to meet, and to continue to meet, the requirements imposed upon it and its subsidiaries by the funding for its operations, including the funding for the Ironton Facility; PCT's ability to minimize or eliminate the many hazards and operational risks at its manufacturing facilities that can result in potential injury to individuals, disrupt its business (including interruptions or disruptions in operations at its facilities), and subject PCT to liability and increased costs; PCT's ability to obtain the necessary funding with respect to, and complete the construction of its first U.S. multi-line facility, located in Augusta, Georgia, and its first commercial-scale European plant located in Antwerp, Belgium, as well as other projects to facilitate growth in a timely and cost-effective manner; PCT's ability to establish, sort, and process polypropylene plastic waste at its plastic waste prep facilities; PCT's ability to maintain exclusivity under The Procter & Gamble Company license; the implementation, market acceptance, and success of PCT's business model and growth strategy; the success or profitability of PCT's offtake arrangements; the potential impact of economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts (such as tariffs); changes in the prices and availability of materials (such as steel and other materials needed for the construction of future PreP and purification facilities), including those changes caused by inflation, tariffs, and supply chain conditions, such as increased transportation costs, and our ability to obtain such materials in a timely and cost-effective manner; the ability to source feedstock with a high polypropylene content at a reasonable cost; PCT's future capital requirements and sources and uses of cash; developments and projections relating to PCT's competitors and industry; the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action and putative class action cases; geopolitical risk and changes in applicable laws or regulations; the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts; turnover or increases in employees and employee-related costs and changes in the availability of labor (including labor shortages); changes in the prices and availability of materials, including those changes caused by inflation and supply chain conditions, such as increased transportation costs, and PCT's ability to obtain materials in a timely and cost-effective manner; any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine and the conflict in the Middle East); the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; and operational risk.

PCT undertakes no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

PURECYCLE 2

Growth Capital Raise Highlights

Transaction	• PureCycle $300 million perpetual preferred offering with a group of new and existing investors • Unlocks path to 1 billion pounds installed capacity and $600 million EBITDA[1] per year by 2030 • Expected to de-risk balance sheet and opens additional sources of capital which should exceed capital expenditures by more than $300 million over the investment period
Thailand	• IRPC, a subsidiary of PTT, gives access to an attractive low-cost, brownfield development site • Site capacity is 130MM pound per year; CapEx/pound expected to be <$2; start-up in mid-2027 • Operating costs are expected to be 40% below Ironton with very strong unit economics • PCT will hold a 100% equity position; IRPC retains rights for 10% of plant production
Antwerp	• Existing site infrastructure will lower overall project costs • Mature European feed and compounding network reduces CapEx requirements for project • Future and existing European regulations expected to increase demand for product
Augusta	• First Gen 2 300+ million-pound line will be constructed as a greenfield project at Augusta • Gen 2 design leads to improved CapEx/pound and unit economics with operating costs ~50% below Ironton • Additional Gen 2 line will be installed at either Thailand or Augusta

1. PureCycle defines EBITDA as net income before interest, income taxes, and depreciation and amortization. No reconciliation of EBITDA to net income for Ironton, Thailand Gen 1, Antwerp Gen 1, and Augusta Gen 2 is included in this presentation because PureCycle is unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, PureCycle believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, PureCycle is unable to address the probable significance of the unavailable information, which could be material to future results. We believe EBITDA is valuable for investors and analysts as it provides additional insight into each facilities' operational performance, excluding the impacts of certain financing, investing, and other non-operational activities.

PURECYCLE 3

4 Confidential Information. Do Not Distribute. 4 The Time for Growth is Now • Ironton's reliability has shown meaningful progress over the last 9 months • April/May onstream time was ~87% • 65 consecutive days of production • The company is leveraging the learnings from Ironton to improve the design of future plants • Customer trials continue to progress across key market segments, providing a strong foundation for future growth • Market receptiveness to dissolution technology has created a lot of momentum internationally The company intends to optimize its growth plan • Thailand operational mid - 2027 • Antwerp operational mid - 2028 • ~1bn lbs. of installed capacity by end of 2029 Speed to Market • <$150mm total cash outlay to get Thailand operational (130mm lb line) • Future Gen 2 lines <$2 CapEx / lb Capital Efficiency • 40% reduction in unit costs in Thailand; 50% reduction for Gen 2 designs Unit Economics

5 Confidential Information. Do Not Distribute. 5 The Path to 1 Billion lbs of Installed Capacity Capacity Expansion Roadmap 2025 Q1 Q2 Q3 Q4 107mm lbs Ironton 130mm lbs Under Construction Thailand Line 1 130mm lbs Antwerp Line 1 300mm+ lbs Under Construction Augusta Gen 2 Line 1 300mm + lbs Under Construction Gen 2 Line 2 Location TBD 967 667 367 237 107 Cumulative Capacity 2026 Q1 Q2 Q3 Q4 2027 Q1 Q2 Q3 Q4 2028 Q1 Q2 Q3 Q4 2029 Q1 Q2 Q3 Q4 Note: Under construction includes engineering and work planning and installed capacity does not refer to actual volume produc tio n. Capacity numbers assume plants are operating at full capacity and do not indicate current output. Permitting Under Construction

6 Confidential Information. Do Not Distribute. 6 IRPC Partnership Overview for Thailand Project 1. IRPC has 775 KTA capacity, and Thailand's total PP production capacity is 2515 KTA. Partnership Accelerates Ramp - up • PureCycle Site • Refinery & Petrochemical • Power Plant • Tank Farm Area • Industrial Zone • Liquid & Bulk Container Port 1 2 3 4 5 4 2 1 3 5 x Electricity systems, including solar x Steam systems x Water supply systems x Air and nitrogen supply systems x Wastewater treatment systems x Port for logistics • The partnership has been in development for more than a year, and both parties have completed an extensive review that supports the assumptions for the project • PureCycle will partner with IRPC Public Company Limited (“IRPC”), a Thai - based polyolefin producer and leverage IRPC’s existing infrastructure • IRPC is one of the largest polypropylene producers in Thailand with ~31% local market share and supplies virgin polypropylene and compounded PP resins to customers around the world • IRPC operates a large fully integrated Refining and Petrochemical facility and Industrial Zone for 3rd parties in Rayong, Thailand that has been expanded over time to pursue new petrochemical market segments • Site provides comprehensive support systems and deep - water port access that PureCycle can utilize to scale faster and tap into key export markets • Fully integrated site allows PCT to be a natural offtake partner for IRPC’s virgin PP production and for PCT to leverage IRPC’s existing compounding capacity to serve a broad range of customer applications Shared Infrastructure Partnership Overview

Meaningful Efficiency Gains Expected to Drive Growth

Ironton learnings drive meaningful economic improvements to future growth from both scale and efficiency gains

	Ironton	Thailand Gen 1	Antwerp Gen 1	Augusta Gen 2
Nameplate Capacity	107MM pounds	130MM pounds	130MM pounds	300MM pounds
Operating Plan	PreP, Purification, Compounding	Purification, Compounding	Purification	PreP, Purification, Compounding
CapEx / Pound	~$3.41	$1.50-1.75	$2.75-3.00	$2.00-2.25
OpEx / Pound	~$0.40	~$0.25	~$0.30	~$0.20
EBITDA[1]/Pound Target	$0.50-0.70	$0.65-0.75	$0.50-0.60	$0.75-0.85
Commissioning Target	2023	Q3 2027	Q3 2028	Q1 2029

[1] PureCycle defines EBITDA as net income before interest, income taxes, and depreciation and amortization. No reconciliation of EBITDA to net income for Ironton, Thailand Gen 1, Antwerp Gen 1, and Augusta Gen 2 is included in this presentation because PureCycle is unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, PureCycle believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, PureCycle is unable to address the probable significance of the unavailable information, which could be material to future results. We believe EBITDA is valuable for investors and analysts as it provides additional insight into each facilities' operational performance, excluding the impacts of certain financing, investing, and other non-operational activities.

PURECYCLE

Note: Reflects current preliminary estimates. While the Company has performed preliminary analysis of potential designs and anticipated costs, final estimates will be based on additional engineering analysis and excludes consideration of inflation or tariffs

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8 Confidential Information. Do Not Distribute. 8 Sources $300MM PIPE Highly Visible Financing Sources Support PureCycle’s Development Plan Project financing ~$1,200 Equity warrants 1 ~$310 SOPA bonds 2 ~$90 Existing equipment 3 ~$200 Additional financing sources ($mm) Uses Ironton compounding & scaling refinements Thailand Line 1 – 130mm lbs Antwerp Line 1 – 130mm lbs Augusta Line 1 – 300+ mm lbs Gen 2 Line – 300+ mm lbs Expected To Finance ~$2bn Of CapEx Investments Unlocking A Path To ~1bn lbs Of Capacity Notes: 1 Public, Private, Series A and Series B warrants with maturities before 2030 subject to conversion price threshold; 2 Assumes sales at or above par; 3 Includes Thailand, Antwerp and Augusta facilities; 4 Includes operating cash flows and interest on cash over the period through 2030. Net Operating cash flows 4 ~$305 Fully funded development plan with ~$300mm+ of incremental financing sources available providing margin of safety and support for additional growth

9 Confidential Information. Do Not Distribute. 9 Confidential Information. Do Not Distribute. Growth Capital Raise Corporate Update June 17, 2025